Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement of StarTek Inc. and subsidiaries on Form S-3 of our report dated March 31, 2019 on the financial statements of StarTek Inc. and subsidiaries, appearing in the Annual Report of Form 10-K of StarTek Inc. and subsidiaries for the year ended December 31, 2018 and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Plante & Moran, PLLC

Denver, Colorado
June 13, 2019